Exhibit 99.1

eSpeed Reports First Quarter 2007 Results

Company Updates Outlook for 2007

NEW YORK – May 2, 2007 – eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today reported results for the first quarter ended March 31, 2007.

First Quarter Results Summary

GAAP revenues were 3% lower than in the year-ago period. GAAP net income was $0.02 per diluted share in the first quarter of 2007 vs. $0.04 per diluted share in the first quarter of 2006. eSpeed’s non-GAAP operating revenue increased 6% and the Company’s non-GAAP net operating income per diluted share increased to $0.04 in the first quarter of 2007 from $0.03 in the prior year’s first quarter.

	1Q2007 Actual	1Q2007 Outlook	1Q2006 Actual
GAAP Revenues	$41.4 MM	NA	$42.6 MM
Non-GAAP Operating Revenues	$41.1 MM	> $40 MM	$38.7 MM
GAAP Net Income Per Diluted Share	$0.02	NA	$0.04
Non-GAAP Net Operating Income Per Diluted Share	$0.04	$0.03-$0.04	$0.03

“eSpeed’s fundamental strength was underscored by the year-over-year gains in our U.S. treasury business and by increased screen-assisted revenue as additional BGC desks entered our hybrid pipeline,” said Howard W. Lutnick, eSpeed’s Chairman, Chief Executive Officer, and President. “In addition, eSpeed’s futures products made solid gains. We remain optimistic about our growth prospects for 2008 and beyond based on strong expected returns on the investments the Company has made in our portfolio of new products.”

First Quarter Earnings

eSpeed reported net income of $0.9 million, or $0.02 per diluted share, for the first quarter of 2007 based on Generally Accepted Accounting Principles (“GAAP”). To reflect earnings generated from the Company’s operations, eSpeed also reported non-GAAP net operating income of $2.0 million, or $0.04 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the quarter occurred primarily due to $0.8 million in patent litigation costs and $0.4 million in losses from eSpeed’s Equities Direct Access business, which is set to become a separate company called Aqua in the second quarter and in which eSpeed will have an equity stake. Both of these differences were net of tax.

For the first quarter of 2006, eSpeed reported GAAP net income of $2.0 million, or $0.04 per diluted share and non-GAAP net operating income of $1.4 million, or $0.03 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the quarter was primarily due to a gain from insurance proceeds of $2.1 million and a settlement of a tax-related matter of $0.1 million, partially offset by $0.7 million in accelerated amortization of capitalized software, $0.4 million in patent litigation costs, and $0.4 million in expenses relating to the relocation of the Company’s London office, all net of tax.

First Quarter Revenues

eSpeed reported GAAP revenues of $41.4 million and non-GAAP operating revenues of $41.1 million for the first quarter of 2007. The difference between GAAP and non-GAAP revenues for the first quarter of 2007 reflected eSpeed Equities Direct Access revenues of $0.3 million.

In comparison, eSpeed reported GAAP revenues of $42.6 million and non-GAAP operating revenues of $38.7 million for the first quarter of 2006. The difference between GAAP and non-GAAP revenues for the first quarter of 2006 was due to a $3.5 million gain from insurance proceeds and $0.4 million in interest income related to the settlement of a tax-related matter.

Fully electronic revenues were $17.9 million in the first quarter of 2007 compared with $16.7 million for the first quarter of 2006. Revenues from Software Solutions in the first quarter of 2007 were $12.3 million versus $11.3 million in the year ago period. Voice- assisted and screen-assisted revenues totaled $8.7 million in the first quarter of 2007 compared with $8.7 million in the first quarter of 2006. Non-GAAP pre-tax operating margin was 7.8 percent in the first quarter of 2007.

The year over year decrease in quarterly GAAP revenues and net income were due primarily to the aforementioned gain from insurance proceeds in the year-ago quarter partially offset by a year-over-year increase in total transaction revenues and from Software Solutions.

See “Non-GAAP Financial Measures” below for a detailed description of the Company’s non-GAAP financial measures.

Cash Flow & Cash

The Company generated cash flow from operations of $13.7 million during the first quarter of 2007, compared with $5.1 million during the first quarter of 2006.

The Company also reports free cash flow, which it defines as cash from operations less net cash used in investing activities, including capital expenditures. eSpeed’s free cash flow was $5.0 million for the first quarter of 2007, compared with ($1.5) million in the prior year period.

Excluding related party receivables and payables, free cash flow was $2.6 million for the first quarter of 2007, compared with $4.9 million for the first quarter of 2006.

Year-over-year improvements in cash flow from operations were due primarily to higher receivables from related parties and other assets, partially offset by an increase in payables to related parties and decreased depreciation and amortization.

As of March 31, 2007, eSpeed’s cash and cash equivalents were approximately $192.6 million.

First Quarter Volume and Transactions on the eSpeed System

Fully electronic volume on the eSpeed system, excluding new products, was $11.8 trillion for the first quarter of 2007, up 31.8 percent from $9.0 trillion in the first quarter of 2006. eSpeed’s combined voice-assisted and screen-assisted volume for the first quarter of 2007 was $16.4 trillion, an increase of 22.3 percent from $13.4 trillion in the first quarter of 2006. Fully electronic volume on the eSpeed system for new products, which the Company defines as foreign exchange, interest rate swaps, futures, credit default swaps, and repurchase agreements, was $1.4 trillion for the first quarter of 2007, up 169.9 percent from the $524 billion reported in the first quarter of 2006.

Outlook

For the second quarter of 2007, eSpeed expects to generate non-GAAP operating revenues in excess of $36 million and expects non-GAAP net operating income to be approximately $0.00 per diluted share.

For the full year 2007, eSpeed now expects to generate non-GAAP operating revenues of approximately $153 million, compared with the Company’s previous outlook of $152 million. eSpeed expects non-GAAP operating expenses to be in the range of $148 million to $149 million, versus the previously expected range of $146 million to $148 million. eSpeed expects full year 2007 non-GAAP net operating income to be in the range of $0.05 to $0.06 compared to the prior outlook of $0.05 to $0.07 per diluted share.

eSpeed expects lower revenue and non-GAAP net operating income for the remainder of 2007 primarily due to the expiration of the Wagner patent on February 20, 2007. eSpeed recognized $3.1 million in revenue and $1.5 million in non-GAAP net operating income related to the patent in the first quarter of 2007.

The Company will host a conference call on Thursday, May 3, 2007 at 8:30 a.m. EST, to discuss the above results. To listen to the call via audio webcast, please visit www.espeed.com. Please note: listeners must have a Real Media or Windows Media plug in and headphones or speakers to listen to the webcast.

Non-GAAP Financial Measures

To supplement eSpeed’s consolidated financial statements presented in accordance with GAAP and to better reflect the Company’s quarter-over-quarter and comparative year-over-year operating performance, eSpeed uses non-GAAP financial measures of revenues, net income and earnings per share, which are adjusted to exclude certain expenses and gains. In addition, the Company provides a computation of free cash flow. These non-GAAP financial measurements do not replace the presentation of eSpeed’s GAAP financial results but are provided to improve overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the Company’s financial condition and results from operations. In addition, eSpeed’s management uses these measures for reviewing the Company’s financial results and evaluating eSpeed’s financial performance.

For the first quarter of 2007, the difference between GAAP net income and non-GAAP net operating income was approximately $1.2 million, net of tax, while the difference between GAAP revenues and non-GAAP operating revenues was $0.3 million. eSpeed considers “non-GAAP net operating income” to be after-tax income generated from the Company’s continuing operations excluding certain non-recurring or non-core items such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, costs related to potential acquisitions, charitable contributions, insurance proceeds, business partner securities, gains or losses on investments and similar events. eSpeed considers “non-GAAP operating revenues” to be net revenue excluding these same items.

The amortization of patent costs and associated licensing fees (including those made in settlement of litigation) from such patents are generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets are generally treated as non-operating items. Management does not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income are difficult to forecast.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world’s largest government bond markets and other fixed income and foreign exchange marketplaces. eSpeed’s suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed’s global private network or via the Internet. eSpeed’s neutral platform, reliable network, straight-through processing and superior products make it a trusted source for electronic trading at the world’s largest fixed income and foreign exchange trading firms and major exchanges. For more information, please visit www.espeed.com.

Discussion of Forward-Looking Statements by eSpeed, Inc.

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, our relationship with Cantor and its affiliates, the costs and expenses of developing, maintaining and protecting our intellectual property, including judgments or settlements paid or received and their related costs, the possibility of future losses and negative cash flow from operations, the effect of overall market conditions, including trading volume and volatility, our pricing strategy and that of our competitors, our ability to develop new products and services, to enter new markets, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, reorganizations, partnering opportunities, and joint ventures, to hire new personnel, to expand the use of our technology, for both integrated hybrid voice-assisted and fully electronic trading, to induce clients to use our marketplaces and services and to effectively manage any growth we achieve, and other factors that are discussed under “Risk Factors” in eSpeed’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

Media:

Robert Hubbell eSpeed 212-294-7820 rhubbell@espeed.com	Tristan B. Peniston-Bird Gavin Anderson & Company 212-515-1933 tpeniston-bird@gavinanderson.com

Investors:

Jason McGruder

eSpeed

212-829-4988

jmcgruder@espeed.com

###

eSpeed, Inc and Subsidiaries

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except per share data)

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Cash and cash equivalents	$5,333	$21,838
Reverse repurchase agreements with related parties	187,231	166,009

Total cash and cash equivalents	192,564	187,847
Marketable securities	2,209	—
Fixed assets, net	57,483	57,207
Investments	7,802	7,780
Goodwill	12,184	12,184
Other intangible assets, net	6,203	6,949
Receivable from related parties	7,087	7,145
Other assets	12,286	13,725

Total assets	$297,818	$292,837

Liabilities and Stockholders’ Equity
Current liabilities:
Payable to related parties	10,105	7,751
Accounts payable and accrued liabilities	26,890	25,836

Total current liabilities	36,995	33,587

Deferred income	3,971	4,075

Total liabilities	40,966	37,662

Stockholders’ equity:

Preferred stock, par value $0.01 per share; 50,000 shares authorized, none outstanding at March 31, 2007 and December 31, 2006	—	—
Class A common stock, par value $.01 per share; 200,000 shares authorized; 36,441 and 36,407 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	364	364
Class B common stock, par value $.01 per share; 100,000 shares authorized; 20,498 shares outstanding at March 31, 2007 and December 31, 2006, convertible to Class A common stock	205	205
Additional paid-in capital	300,732	299,683
Treasury stock, at cost; 6,502 shares of Class A common stock at March 31, 2007 and December 31, 2006	(62,597)	(62,597)
Retained earnings	18,168	17,520
Accumulated other comprehensive loss	(20)	—

Total stockholders’ equity	256,852	255,175

Total liabilities and stockholders’ equity	$297,818	$292,837

eSpeed, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2007	March 31, 2006
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$16,440	$15,681
Fully electronic transactions with unrelated parties	1,506	1,038

Total fully electronic transactions	17,946	16,719
Voice-assisted brokerage transactions with related parties	6,974	7,255
Screen-assisted open outcry transactions with related parties	1,732	1,426

Total transaction revenues	26,652	25,400

Software Solutions fees from related parties	8,725	7,491
Software Solutions and licensing fees from unrelated parties	3,564	3,799
Insurance recovery from related parties	—	3,500
Interest income	2,473	2,362

Total revenues	41,414	42,552

Expenses:
Compensation and employee benefits	14,166	13,858
Amortization of software development costs and other intangible assets	5,334	6,890
Other occupancy and equipment	9,377	8,633
Administrative fees to related parties	3,521	3,427
Professional and consulting fees	2,895	1,910
Communications and client networks	2,103	2,027
Marketing	226	332
Amortization of non-employee securities	—	19
Other expenses	2,439	2,045

Total operating expenses	40,061	39,141

Income before income taxes	1,353	3,411

Provision for income taxes	496	1,391

Net income	$857	$2,020

Per share data:
Basic earnings per share	$0.02	$0.04

Diluted earnings per share	$0.02	$0.04

Basic weighted average shares of common stock outstanding	50,423	50,077

Diluted weighted average shares of common stock outstanding	51,441	51,137

eSpeed, Inc. and Subsidiaries

NON-GAAP CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2007	March 31, 2006
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$16,440	$15,681
Fully electronic transactions with unrelated parties	1,506	1,038

Total fully electronic transactions	17,946	16,719
Voice-assisted brokerage transactions with related parties	6,974	7,255
Screen-assisted open outcry transactions with related parties	1,732	1,426

Total transaction revenues	26,652	25,400

Software Solutions fees from related parties	8,725	7,491
Software Solutions and licensing fees from unrelated parties	3,283	3,799
Interest income	2,473	1,963

Total non-GAAP revenues	41,133	38,653

Expenses:
Compensation and employee benefits	13,964	13,634
Amortization of software development costs and other intangible assets	5,227	5,727
Other occupancy and equipment	9,009	7,989
Administrative fees to related parties	3,383	3,427
Professional and consulting fees	1,617	1,163
Communications and client networks	2,081	2,027
Marketing	226	332
Other expenses	2,408	2,046

Total non-GAAP operating expenses	37,915	36,345

Non-GAAP income before income taxes	3,218	2,308

Non-GAAP provision for income taxes	1,181	941

Non-GAAP net operating income	2,037	1,367

Non-operating (loss) income:
Amortization of non-employee securities, net of tax	—	(11)
Litigation costs, net of tax	(808)	(442)
Loss from eSpeed Equities, net of tax	(372)	—
Accelerated depreciation, net of tax	—	(689)
Office relocation cost, net of tax	—	(382)
Tax settlement, net of tax	—	104
Insurance recovery from related parties, net of tax	—	2,073

Total non-operating (loss) income	(1,180)	653

Net income	$857	$2,020

Per share data:
Basic non-GAAP income before income taxes per share	$0.06	$0.05
Basic non-GAAP provision for income taxes per share	$0.02	$0.02

Basic non-GAAP net operating income per share	$0.04	$0.03
Basic non-operating (loss) income per share	$(0.02)	$0.01

Basic GAAP earnings per share	$0.02	$0.04

Diluted non-GAAP income before income taxes per share	$0.06	$0.05
Diluted non-GAAP provision for income taxes per share	$0.02	$0.02

Diluted non-GAAP net operating income per share	$0.04	$0.03
Diluted non-operating (loss) income per share	$(0.02)	$0.01

Diluted GAAP earnings per share	$0.02	$0.04

Basic weighted average shares of common stock outstanding	50,423	50,077

Diluted weighted average shares of common stock outstanding	51,441	51,137

Additional data:
Non-GAAP pre-tax operating margin	7.8%	6.0%

eSpeed, Inc. & Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Cash flows from operating activities:
Net income	$857	$2,020
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,232	9,845
Gain on insurance recovery from related parties	—	(3,500)
Equity in net income of unconsolidated investments	(22)	(22)
Deferred income tax expense	352	1,105
Stock-based compensation	794	573
Tax benefit from stock-based compensation	22	69
Excess tax benefit from stock-based compensation	(14)	(47)

Changes in operating assets and liabilities:
Receivable from related parties	58	(608)
Other assets	193	(3,111)
Payable to related parties	2,355	(2,264)
Accounts payable and accrued expenses	1,002	1,099
Deferred income	(104)	(104)

Net cash provided by operating activities	13,725	5,055

Cash flows used in investing activities:
Purchase of fixed assets	(1,205)	(2,105)
Purchase of marketable securities	(2,229)	—
Capitalization of software development costs	(6,197)	(4,185)
Capitalization of patent defense and registration costs	(435)	(241)
Decrease in restricted cash	1,322	—

Net cash used in investing activities	(8,744)	(6,531)

Cash flows (used in) provided by financing activities:
Repurchase of Class A common stock	(373)	—
Proceeds from exercises of stock options	95	241
Excess tax benefit from stock-based compensation	14	47

Net cash (used in) provided by financing activities	(264)	288

Net increase (decrease) in cash and cash equivalents	4,717	(1,188)

Cash and cash equivalents at beginning of period	21,838	37,070
Reverse repurchase agreements with related parties at beginning of period	166,009	141,365

Total cash and cash equivalents at beginning of period	187,847	178,435

Cash and cash equivalents at end of period	5,333	12,195
Reverse repurchase agreements with related parties at end of period	187,231	165,052

Total cash and cash equivalents at end of period	$192,564	$177,247

Supplemental cash information:
Cash paid for income taxes	$35	$—
Deemed dividend to Cantor	—	1,500
Contribution of license from Cantor	—	1,500

eSpeed, Inc. & Subsidiaries

CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended March 31,
	2007	2006
Non-GAAP income before income taxes	$3,218	$2,308

Depreciation and amortization	8,232	9,845
Other non-cash and non-operating items	(1,107)	1,607

Non-GAAP income before income taxes adjusted for depreciation, amortization and other	10,343	13,760

Provision for income taxes on non-GAAP operating income	(1,181)	(941)
Income tax benefit (provision) on non-operating (loss) income	685	(450)
Deferred income tax expense	352	1,105
Tax benefit from stock option exercises	22	69
Income taxes paid	35	—

Increase in current income tax payable	(87)	(217)

Changes in related party receivable and payable, net	2,413	(6,372)
Changes in other operating assets and liabilities, net	1,056	(2,116)

Net cash provided by operating activities	13,725	5,055

Purchase of fixed assets	(1,205)	(2,105)
Purchase of investments	(2,229)	—
Capitalization of software development costs	(6,197)	(4,185)
Capitalization of patent defense and registration costs	(435)	(241)
Decrease in restricted cash	1,322	—

Free cash flows	4,981	(1,476)

Related party receivable and payable, net	(2,413)	6,372

Free cash flows, net of related party activity	$2,568	$4,896

eSpeed, Inc. and Subsidiaries

RECONCILIATION of NON-GAAP FINANCIAL MEASURES TO GAAP (unaudited)

(in thousands)

	Three Months Ended March 31,
	2007	2006
Total non-GAAP revenues	$41,133	38,653
Insurance recovery [a]	—	3,500
Tax settlement [b]	—	399
eSpeed Equities revenues [c]	281	—

Total GAAP revenues	$41,414	$42,552

Total non-GAAP operating expenses	$37,915	$36,345
Amortization of business partner and non-employee securities [d]	—	19
Litigation costs [e]	1,278	747
Legal settlement [f]	—	224
Accelerated amortization [g]	—	1,162
Office relocation costs [h]	—	644
eSpeed Equities expenses [i]	868	—

Total GAAP operating expenses	$40,061	$39,141

Non-GAAP income before income taxes	$3,218	$2,308
Sum of reconciling items = [a] + [b] + [c] - [d] - [e] - [f] - [g] - [h] - [i]	(1,865)	1,103

GAAP income before income taxes	$1,353	$3,411

Non-GAAP provision for income taxes	$1,181	$941
Income tax expense on non-operating income [j]	(685)	450

GAAP provision for income taxes	$496	$1,391

Non-GAAP net operating income	$2,037	$1,367
Sum of reconciling items = [a] + [b] + [c] - [d] - [e] - [f] - [g] - [h] - [i] - [j]	(1,180)	653

GAAP net income	$857	$2,020

eSpeed, Inc. and Subsidiaries

Quarterly Market Activity Report

The following table provides certain volume and transaction count information on the eSpeed system for the periods indicated.

						% Change	% Change
	1Q06	2Q06	3Q06	4Q06	1Q07	1Q07 vs 4Q06	1Q07 vs 1Q06
Volume (in billions)
Fully Electronic Volume - Excluding New Products	8,957	10,235	9,381	9,813	11,809	20.3%	31.8%
Fully Electronic Volume - New Products*	524	744	1,179	1,335	1,415	6.0%	169.9%

Total Fully Electronic Volume	9,481	10,979	10,560	11,148	13,224	18.6%	39.5%

Voice-Assisted Volume	8,093	8,618	8,217	7,933	8,884	12.0%	9.8%
Screen-Assisted Volume	5,295	5,583	5,898	6,111	7,486	22.5%	41.4%

Total Voice/Screen-Assisted Volume	13,388	14,201	14,115	14,044	16,370	16.6%	22.3%

Total Volume	22,869	25,180	24,675	25,192	29,594	17.5%	29.4%

Transaction Count
Fully Electronic Transactions - Excluding New Products	1,971,347	2,035,458	1,687,779	1,764,930	2,062,341	16.9%	4.6%
Fully Electronic Transactions - New Products*	131,700	138,421	140,539	142,239	144,378	1.5%	9.6%

Total Fully Electronic Transactions	2,103,047	2,173,879	1,828,318	1,907,169	2,206,719	15.7%	4.9%

Voice-Assisted Transactions	228,124	202,600	183,646	177,789	201,250	13.2%	(11.8)%
Screen-Assisted Transactions	70,698	68,768	66,451	62,977	92,496	46.9%	30.8%

Total Voice/Screen-Assisted Volume	298,822	271,368	250,097	240,766	293,746	22.0%	(1.7)%

Total Transactions	2,401,869	2,445,247	2,078,415	2,147,935	2,500,465	16.4%	4.1%

Trading Days	62	63	63	62	62

*  New Products defined as Foreign Exchange, Interest Rate Swaps, Repos, Futures, and Credit Default Swaps. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

Global Interest Rate Futures Volume (1)
CBOT - US Treasury Contracts	127,606,543	128,443,758	126,285,125	129,828,448	161,232,523	24.2%	26.4%
CME - Euro $ Contracts	117,284,097	127,350,219	127,101,116	130,341,959	152,724,717	17.2%	30.2%
EUREX - Bund Contracts	85,217,459	88,078,646	72,591,730	74,001,534	88,987,126	20.3%	4.4%

Fed UST Primary Dealer Volume (in billions) (2)
UST Volume	34,810	33,688	32,171	30,742	34,437	12.0%	(1.1)%
Average Daily UST Volume	561	535	511	496	555	12.0%	(1.1)%

NYSE - Volume (shares traded) - in millions (3)	108,447	121,582	108,825	114,434	123,765	8.2%	14.1%
Transaction Value - in millions	4,072,426	4,627,787	3,941,583	4,316,756	4,943,056	14.5%	21.4%

NASDAQ - Volume (shares traded) - in millions (4)	128,566	134,155	116,510	121,477	131,410	8.2%	2.2%
Transaction Value - in millions	3,070,980	3,031,230	2,587,538	2,945,401	3,300,788	12.1%	7.5%

Sources:    (1) Futures Industry Association - Monthly Volume Report - (www.cbot.com, www.cme.com, www.eurexchange.com)

(2) www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank

(3) NYSE - www.nyse.com

(4) NASDAQ - www.marketdata.nasdaq.com

				Trading Days
				2007
				Q1	Q2	Q3	Q4
				62	64	63	62

				2006
				Q1	Q2	Q3	Q4
				62	63	63	62